UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017 (April 27, 2017)

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EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)

1111 Bagby, Sky Lobby 2
Houston, Texas  77002
(Address of principal executive offices) (Zip Code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EOG RESOURCES, INC.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On April 28, 2017, EOG Resources, Inc. (EOG) filed an amendment to its Restated Certificate of Incorporation, to increase the number of authorized shares of its common stock from 640 million shares to 1.28 billion shares. The amendment became effective on April 28, 2017 and, as further discussed below under Item 5.07, was approved by EOG’s stockholders at EOG’s 2017 annual meeting of stockholders (2017 Annual Meeting) held on April 27, 2017.

The Certificate of Amendment of Restated Certificate of Incorporation, dated April 28, 2017 and as filed with the Secretary of State of the State of Delaware on April 28, 2017, is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting was held in Midland, Texas on April 27, 2017, for the following purposes: (i) to elect seven directors to hold office until EOG's 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to ratify the appointment by the Audit Committee of EOG's Board of Directors (Board) of Deloitte & Touche LLP, independent registered public accounting firm, as EOG's auditors for the year ending December 31, 2017; (iii) to approve an amendment to EOG's Restated Certificate of Incorporation to increase the number of authorized shares of common stock; (iv) to hold a non-binding advisory vote on the compensation of EOG's named executive officers; and (v) to hold a non-binding advisory vote on the frequency of holding advisory votes on executive compensation.

At the close of business on February 27, 2017, the record date for the 2017 Annual Meeting, there were 577,159,686 shares of EOG common stock issued, outstanding and entitled to vote at the 2017 Annual Meeting. Proxies for the 2017 Annual Meeting were solicited by the Board pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended) and there was no solicitation in opposition to the Board's nominees for director.

Each of the seven nominees for director was duly elected by EOG's stockholders, with votes as follows:

Nominee	Shares For	% of Shares Voted	Shares Against	Shares Abstaining	Broker Non-Votes

Janet F. Clark	464,533,289	98.43%	7,406,168	144,263	27,782,890
Charles R. Crisp	457,672,261	96.98%	14,275,944	135,515	27,782,890
Robert P. Daniels	468,735,949	99.32%	3,187,168	160,603	27,782,890
James C. Day	464,997,876	98.53%	6,945,371	140,473	27,782,890
Donald F. Textor	457,650,829	96.98%	14,244,728	188,163	27,782,890
William R. Thomas	461,434,331	97.99%	9,448,658	1,200,731	27,782,890
Frank G. Wisner	451,758,896	95.84%	19,586,435	738,389	27,782,890

The appointment of Deloitte & Touche LLP, independent registered public accounting firm, as EOG's auditors for the year ending December 31, 2017, was ratified by EOG's stockholders by the following vote: 494,744,115 shares for (98.98% of shares voted); 4,051,003 shares against; and 1,071,492 shares abstaining. There were no broker non-votes submitted with respect to this proposal.

As described in EOG's definitive proxy statement for the 2017 Annual Meeting, the amendment to EOG's Restated Certificate of Incorporation to increase the number of authorized shares of common stock required the affirmative vote of the holders of a majority of the outstanding shares of common stock.  The amendment was approved by EOG's stockholders by the following vote:

Shares For	% of Shares Outstanding	% of Shares Voted	Shares Against	Shares Abstaining	Broker Non-Votes

481,384,883	83.41%	96.30%	17,100,871	1,380,856	-0-

With respect to the non-binding advisory vote on the compensation of EOG's named executive officers as disclosed in EOG's 2017 proxy statement, the compensation of EOG's named executive officers was approved by EOG's stockholders by the following vote:

Shares For	% of Shares Voted	Shares Against	Shares Abstaining	Broker Non-Votes

451,484,556	95.64%	17,358,121	3,241,043	27,782,890

With respect to the non-binding advisory vote to recommend the frequency of holding advisory votes on executive compensation, the votes were as follows:

1 Year	2 Years	3 Years	Shares Abstaining	Broker Non-Votes

435,330,582	273,152	36,213,001	266,985	-0-

Of the total shares voted, 92.21% voted for a frequency of one year, 0.06% voted for a frequency of two years and 7.67% voted for a frequency of three years. Based on these results and consistent with the Board's previous recommendation to EOG's stockholders in connection with such vote, the Board has determined that, until the next vote on the frequency of holding advisory votes on executive compensation, EOG will hold a non-binding advisory vote on executive compensation every year.

In accordance with United States Securities and Exchange Commission regulations, EOG must hold a vote on the frequency of holding advisory votes on executive compensation (commonly referred to as a “say-on-frequency” vote) at least once every six years; EOG previously held a say-on-frequency vote in connection with its 2011 annual meeting of stockholders.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits

3.1          Certificate of Amendment of Restated Certificate of Incorporation, dated April 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: May 2, 2017	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Executive Vice President and Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.		Description

*3.1	-	Certificate of Amendment of Restated Certificate of Incorporation, dated April 28, 2017.
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*Exhibit filed herewith

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